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                                                                  Exhibit 10.3.1

                              RESOLUTIONS OF THE
                             BOARD OF DIRECTORS OF
                            SEI INVESTMENTS COMPANY

     RESOLVED, that the Stock Purchase Plan shall be amended effective October 15, 1997, except to the extent an earlier or later effective date is specified, to reflect the following:

     Addition of Lump Sum Stock Purchases. Participants may purchase Common
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     Stock under the Stock Purchase Plan with a lump sum payment, in addition to purchases through payroll deductions;

     Change in Names. The change in the name of the Company from SEI Corporation
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     to SEI Investments Company, and the corresponding change in the name of the
     Stock Purchase Plan to the SEI Investments Employee Stock Purchase Plan;

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